Exhibit 10.11

EXECUTION COPY

WCAS PAYCOM HOLDINGS, INC.

14% Note

Due April 3, 2017

$46,192,893.40	April 3, 2012

WCAS Paycom Holdings, Inc., a Delaware corporation (the “Issuer”), for value received, hereby promises to pay to Welsh, Carson, Anderson & Stowe X, L.P., a Delaware limited partnership, or its registered assigns (collectively, the “Holder”), the principal sum of forty-six million one hundred ninety two thousand eight hundred ninety three dollars and forty cents ($46,192,893.40) with interest thereon on the terms and conditions set forth herein.

1. Interest Rate.

(a) The interest rate hereunder shall be fixed at 14.0% per annum, compounded semi-annually on June 30th and December 31st of each year (the “Applicable Interest Rate”). Interest shall accrue on the unpaid principal balance hereunder from and alter the date hereof until the same is paid, whether at maturity, or upon prepayment, repayment, or otherwise. Interest shall be calculated based on a 360-day year and shall be payable annual in arrears on each anniversary of the date hereof. Payment of each installment of interest due hereunder shall be made, at the Issuer’s election (i) in cash, (ii) by adding such interest to principal, or (iii) in any combination of the foregoing (i) and (ii) with an aggregate value equal to the interest then due. Any accrued and unpaid interest under this Note that is added to principal shall also bear interest at the Applicable Interest Rate.

(b) Notwithstanding any provision to the contrary in this Note, the Issuer shall not be required to pay, and the Holder shall not be permitted to contract for, take, reserve, charge or receive, any compensation, which constitutes interest under applicable law in excess of the maximum amount of interest permitted by law. If any stated interest rate herein exceeds such maximum permitted rate, then the interest rate shall be reduced to the maximum rate permitted by applicable law, and any excess payment of interest made by the Issuer at any time shall be applied to the unpaid balance of any outstanding principal under this Note.

2. Maturity Date. The Issuer shall repay the total principal amount outstanding on this Note in one instalment on April 3, 2017 (the “Maturity Date”).

3. Prepayments. The Issuer may at any time upon five (5) business days’ prior notice prepay the whole or any part of any amount due on this Note without penalty. In case of a prepayment of the entire outstanding amount outstanding on this Note, such prepayment shall include a payment of all accrued and unpaid interest at the time of such prepayment and all other sums payable under this Note. In case of a partial prepayment, the amount outstanding on this Note prepaid shall be adjusted to reflect such prepayment.

4. Events of Default. Each of the following shall constitute an event of default (each, an “Event of Default”):

(c) if any amount payable under this Note has not been received by the Holder on the due date thereof and such default remains unremedied for ten (10) business days following the due date for such payment(s);

(d) if the Issuer is adjudicated by any competent governmental authority as insolvent or bankrupt, or a receiver, trustee or similar officer is appointed for the Issuer or for all or any substantial part of its assets, or if the Issuer suspends payments to its creditors generally.

Upon the occurrence of an Event of Default, at the Holder’s option, the total outstanding amount on this Note shall become immediately due and payable by the Issuer.

5. Currency. All cash payments of amounts due under this Note shall be in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts.

6. Amendment. This Note may be amended only by a written instrument executed by the Issuer and the Holder.

7. Severability. Any term or provision of this Note which is invalid or unenforceable will be ineffective to the extent of such invalidity or enforceability without rendering invalid or unenforceable the remaining rights of the person intended to be benefited by such provision or any other provisions of this Note.

8. Governing Law; Waiver of Jury Trial.

(e) The interpretation and construction of this Note, and all matters relating hereto, shall be governed by the laws of the State of Delaware applicable to contracts made and to be performed entirely within the State of Delaware, without giving effect to any conflict of law provisions thereof.

(f) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS NOTE IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

9. Assignment. The provisions hereof shall inure to the benefit of, and be binding upon, the successors by operation of law and permitted assigns of the parties hereto. No assignment of this Note may be made by any party at any time, whether or not by operation of law, without the other parties’ prior written consent. Any assignment of this Note shall be recorded on a register (the “Register”) maintained by the Issuer, on which shall be recorded the name and address of each Holder and the amount of principal and interest owed to each such Holder from time to time. Entries in the Register shall be conclusive, absent manifest error.

10. No Third-Party Beneficiaries. Nothing in this Note is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Note.

[Signature page follows.]

IN WITNESS WHEREOF, this Note is executed and delivered as of the date first set forth above.

WCAS PAYCOM HOLDINGS, INC.

By:	/s/ Jonathan M. Rather

Name:	Jonathan M. Rather
Title:	Vice President, Treasurer and Secretary

Signature Page - WCAS Paycom Holdings, Inc. Note